                                                                   Exhibit 10.10

                                                                       Exhibit D

         Investment Policy for the Surplus and Related Assets Portfolio
         --------------------------------------------------------------

         Investments of the Surplus and Related Assets (and the Additional Reserve Account) will be undertaken pursuant to the following policy provisions. The goal of the following policy provisions is to obtain a high level of income while providing reasonable safety of capital. Except as noted below, investment restrictions will apply at the time of purchase of assets and will be calculated on a statutory book value basis. The statutory book value basis will be determined based on the immediately preceding month-end invested asset balance. The investment policy for the Surplus and Related Assets may be amended from time to time with the consent of Ambac, but without the consent of the noteholders.

Permitted Investments

         The Surplus and Related Assets may be invested in:

         (i) public or private fixed income investments including, but not limited to, fixed and floating rate investments, commercial and agricultural mortgages (including those below investment grade mortgage assets classified within MONY Life as "mezzanine lending"), bank loans, derivatives, and short-term debt instruments with a remaining maturity of one year or less, and shares of certain open-ended funds that:

              . invest primarily in short-term debt instruments,


              . meet the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of
                Rule 2a-7 under the Investment Company Act, and


              . are issued by an investment company registered under the
                Investment Company Act or by an exempt issuer; and


         (ii) equities, including private equity investments, venture capital investments, equity-linked securities, real estate equities and funds which invest in the same.

Portfolio Quality

         At least 85% of invested assets of the Surplus and Related Assets portfolio will be investment grade assets (which we refer to as Investment Grade Assets). For this purpose, assets with two ratings from nationally recognized statistical rating organizations (which we refer to as an NRSRO) which are split between investment grade and below investment grade will be evenly divided, with one-half being included in the investment grade category and one-half in the below-investment grade category. The remainder of the Surplus and Related Assets portfolio, up to a limit of 15%, may be invested in other assets (which we refer to as Other Assets), a category which includes fixed income investments with minimum ratings of Bl or B+, commercial mortgages with minimum MONY Life internal ratings of 3, agricultural mortgages with MONY Life internal minimum ratings of 3, mezzanine loans and equities. Mezzanine loans and equities will each be further limited to 5% of invested assets. If the Surplus and Related Assets portfolio holdings of Other Assets, mezzanine loans or equities exceed these limits, MONY Life will cease acquiring additional Other Assets, mezzanine loans or equities within the Surplus and Related Assets portfolio and attempt to return to this limit. MONY Life may, however, hold Other Assets, mezzanine loans or equities in excess of this limit until valuation and opportunities for sale provide good value.

         Ratings compliance will be determined by reference to an NRSRO, Dominion Bond Rating Service or Canadian Bond Rating Service ratings in the case of public bonds and by such ratings for private placements where available. If such ratings are not available, ratings compliance will be determined by reference to internal MONY

Life ratings, unless the designation assigned by the Securities Valuation Office of the NAIC implies a lower rating, in which case the NAIC ratings will be used. For commercial and agricultural mortgages, internal MONY Life ratings will be used.

Diversification

         The Surplus and Related Assets may be invested without limit in debt obligations issued or guaranteed by the U.S. Government and U.S. Government-related entities. Investments in a single issuer, other than U.S. Government and government-related issuers, are limited to the lesser of (i) 4% of invested assets of the Surplus and Related Assets portfolio or (ii) $40 million, except with respect to Other Assets, for which the limit will be 1.5% for any single issuer.

         The fixed income assets rated by the NAIC of the Surplus and Related Assets portfolio shall also be limited to the following securities industry category limits as further defmed herein by MONY Holdings in Appendix A to this document:

                        US Government                  Unlimited

                        Asset Backed                   15.0%

                        Communications                 10.0%

                        Finance                        20.0%

                        Manufacturing                  35.0%

                        Mining                         5.0%

                        Miscellaneous                  15.0%

                        Mortgage Backed                20.0%

                        Oil and Gas                    10.0%

                        Retail and Wholesale Trade     10.0%

                        Services                       10.0%

                        Transportation                 15.0%

                        Utilities                      15.0%

         The Manufacturing category will be managed to include diversification across the industries which comprise the category.

Liquidity

         The Surplus and Related Assets portfolio may use borrowing to enhance liquidity, for purposes including, but not limited to, allowing cash to be raised without selling assets at a disadvantageous time. Borrowing (excluding securities lending and dollar roll activity) is limited to no more than 10% of the portfolio, with a maximum maturity of one year. Investments in commercial and agricultural mortgages are limited to no more than 20% of invested assets of the Surplus and Related Assets portfolio. Non-public fixed income investments are limited to no more than 60% of invested assets of the portfolio.

Foreign Securities

         The Surplus and Related Assets portfolio may purchase foreign securities; provided that they are payable in U.S. dollars or substantially hedged to the U.S. dollar. Foreign securities payable in a currency other than U.S. dollars are limited to no more than 10% of invested assets of the portfolio. If any country's foreign currency debt ratings are lower than Aa by Moody's or AA- by Standard and Poor's, then such securities of such country shall be included as Other Assets, regardless of the ratings of the securities.

Derivatives

         The Surplus and Related Assets portfolio may purchase derivatives (including foreign exchange contracts, forward contracts, futures contracts, hedge agreements and interest rate, credit and other over-the-counter swaps) pursuant to MONY Life's Derivative Use Plan as filed with the New York State Insurance Department. The fair market value of net exposure from derivatives will not exceed 5% of invested assets. If the Surplus and Related Assets portfolio holdings of derivatives exceeds this limit, MONY Life will cease adding additional derivatives to the Surplus and Related Assets portfolio and attempt to return to this limit, but may hold derivatives in excess of this limit until valuation and opportunities for sale provide good value.

Transactions With Affiliates

         All transactions related to investment management or asset sales and purchases between MONY Life, MONY Holdings or MONY Group and their affiliates, for the purposes of this document, shall be on an arms-length basis.

Securities Lending and Other Activities

         Dollar rolls, repurchase agreements and securities lending activities are permitted in the Surplus and Related Assets portfolio; provided that the maximum term does not exceed one year and that such activities are only transacted with counterparties whose senior unsecured securities are rated equal to or higher than A 1 from Moody's and A+ from Standard and Poor's. Cash proceeds of securities lending are to be reinvested in either a Rule 2a-7 money market fund as defined below or any pooled or cash accounts along with the rest of MOM Life's securities lending proceeds.

         MONY Life will notify Ambac of changes in the investment policy relating to securities lending activity and seek Ambac's consent, which consent shall not be unreasonably withheld. In the event that Ambac does not consent to any such changes, the proceeds of securities lending activity will be reinvested in compbance with any existing policy or in a Rule 2a-7 money market fund under the Investment Company Act of 1940, as amended (which we refer to as the Investment Company Act). A Rule 2a-7 money market fund is an open-end fund that:

                  (i)   invests primarily in short-term instruments,

                  (ii)  meets the conditions of paragraphs (c)(2), (c)(3) and
                        (c)(4) of Rule 2a-7 under the Investment Company Act, and

                  (iii) the shares of which are issued by an investment company registered under the Investment Company Act in compliance with any existing policy or by an exempt issuer.

Other Investments

         The Surplus and Related Assets portfolio is permitted to invest in equities and mezzanine loans; provided that the total value of equities and mezzanine loans each shall not initially exceed 5% of invested assets of the Surplus and Related Asset portfolio. If the value exceeds 5%, the portfolio will dispose of any such mezzanine loan or equity when valuation and opportunities for sale provide good value. In addition, without regard to these limits, the Surplus and Related Assets portfolio will be permitted to (1) accept common stock, convertible bonds, real estate equities and other equity interests as part of restructurings and (2) convert warrants into common stock. If, however, such acquisition either occurs when equities exceed 5% of invested assets or otherwise causes equities to exceed 5% of invested assets, then the portfolio will dispose of any such equity interests when valuation and opportunities for sale provide good value.

         Other than as specifically stated herein, the Surplus and Related Assets portfolio will not invest in separate accounts, MONY Life subsidiaries or affiliates.

Duration

         The target duration for the Surplus and Related Assets portfolio initially is 5 years and may be modified by MONY Life from time to time as the duration of the liabilities supported by the portfolio changes. Any modifications to the target duration will take into account any scheduled interest and principal due and any swap payments associated with the notes. The portfolio's actual duration will remain within plus or minus 2 years of the target duration set by MONY Life. MONY Life will notify the trustee and Ambac on behalf of the noteholders of any subsequent changes in the target duration of the portfolio and seek Ambac's consent, which consent shall not be unreasonably withheld.

Asset Manager Selection

         Assets will be managed by one or more affiliates of MONY Group or third party investment managers for a negotiated, market-based fee at the discretion of MONY Life.

Appendix A- Security Industry Category Definitions

         Security industry categories shall be defined by MONY Holdings as follows.

US GOVERNMENT
        GOVERNMENT & STATE AGENCY
        US GOVERNMENT AGENCY ISSUED/GUARANTEED
        US GOVERNMENT DIRECT OBLIGATIONS
ASSET-BACKED SECURITIES
        ASSET BACKED AUTO
        ASSET BACKED CBO/CLO
        ASSET BACKED CREDIT CARDS
        ASSET BACKED COMMERCIAL MBS
        ASSET BACKED FRANCHISEE RECEIVABLES
        ASSET BACKED HOME EQUITY
        ASSET BACKED MANUFACTURED HOUSING
        ASSET BACKED MANUFACTURED HOUSING
        ASSET BACKED MISCELLANEOUS
        ASSET BACKED RATE REDUCTION
        ASSET BACKED STUDENT LOANS
COMMUNICATIONS
        BROADCASTING
        CABLE TELEVISION
        TELEPHONE & TELEGRAPH
FINANCE
        BANKS
        BANK HOLDING COMPANIES
        BROKERAGE/MERCHANT BANKING
        FINANCE COMPANIES
        INSURANCE LIFE & HEALTH
        LEASING
        MISCELLANEOUS FINANCE
        REAL ESTATE
MANUFACTURING
        AEROSPACE & MILITARY TECHNOLOGY
        AUTO
        BREWING & DISTILLING
        BUILDING MATERIALS & COMPONENTS
        CHEMICALS
        COMPUTERS, ELECTRONICS & OFFICE PRODUCTS
        CONTAINERS & PACKAGING
        DRUGS AND COSMETICS
        FOOD & FOOD PROCESSING
        HOUSEHOLD PRODUCTS
        LUMBER & WOOD PRODUCTS
        MACHINERY & EQUIPMENT
        MISCELLANEOUS MANUFACTURING
        NEWSPAPERS & MAGAZINES
        PAPER
        PRINTING
        PUBLISHING

        STEEL AND IRON
        TEXTILES & APPAREL
        TRANSPORTATION EQUIPMENT
MINING
        METALS - NONFERROUS
MISCELLANEOUS
        CANADIAN GOVERNMENT AGENCY ISSUED/GUAR
        CANADIAN GOVERNMENT PROVINCIAL
        FOREIGN GOVERNMENT STATES/TERR/POSSESS
        HOUSING
        INTERNATIONAL BANK FOR RECONST & DEVELOP
        OTHER
MORTGAGE-BACKED SECURITIES
        MBS- FED HOME LN MTG CORP CM0
        MBS- FED NATL MTG ASSOC CM0
        MBS- GOVT NATL MTG ASSOC CM0
        MBS CM0 NON AGENCY
        MBS- FED HOME LN MTG CORP PASS THRU
        MBS- FED NATL MTG ASSOC PASS THRU
        MBS- GOVT NATL MTG ASSOC PASS THRU
OIL & GAS
        CONTRACT DRILLING
        COAL
        INTEGRATED PETROLEUM
        OIL & GAS PRODUCTION
        OTHER ENERGY
        PIPELINES (NON-GAS)
        REFINING & MARKETING
RETAIL & WHOLESALE TRADE
        DISTRIBUTION
        LPG DISTRIBUTION
        RETAIL TRADE
        RESTAURANTS
SERVICES
        HEALTH SERVICES
        LEISURE TIME
        LODGING
        SERVICE COMPANIES
TRANSPORTATION
        AIR TRANSPORTATION
        RAILROADS
        SHIPPING
        TRUCKING
UTILITIES
        ELECTRIC LIGHT & POWER HOLDING CO
        ELECTIC LIGHT & POWER
        GAS TRANSMISSION AND DISTRIBUTION
        INDEPENDENT POWER

If any additional assets are purchased in accordance with the Investment Policy for the Surplus and Related Assets Portfolio, then such asset will be classified in one of the categories listed above. If such security can not be classified by any of the categories above, then the security will be classified in the Miscellaneous category as Other. To the extent that the Miscellaneous category reaches its limit of 15% then at that time a new category shall be defined, with the consent of Ambac.